                                                                    EXHIBIT 4.08

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                            WARRANT AGREEMENT NO. 3

             To Purchase Shares of the Series B Preferred Stock of

                         OPTICAL NETWORKS, INCORPORATED

              Dated as of February 10, 1999 (the "Effective Date")

          WHEREAS, Optical Networks, Incorporated, a California corporation (the "Company") has entered into a Loan and Security Agreement dated as of February 10, 1999, and related Promissory Note(s) (collectively, the "Loan Agreement") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

          WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Loan Agreement, the right to purchase shares of its Series B Preferred Stock;

          NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Loan Agreement and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1.   GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.
     ----------------------------------------------

     The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 68,062 fully paid and non-assessable shares of the Company's Series B Preferred Stock ("Preferred Stock") at a purchase price of $1.1754 per share (the "Exercise Price"). The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

     If all of the Company's outstanding Preferred Stock is converted into shares of Common Stock in connection with the registration of the Company's Common Stock under the Securities Act of 1933, as amended, or otherwise in accordance with the terms of the Company's Amended and Restated Articles of Incorporation, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Preferred Stock received thereupon had been simultaneously converted into Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the amount obtained by dividing (i) the aggregate Exercise Price of the shares of Preferred Stock for which this Warrant was exercisable immediately prior to such conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such conversion. The shares of Preferred Stock or Common Stock subject to this Warrant, as the case may be, are sometimes referred to herein as "Warrant Stock".

2.   TERM OF THE WARRANT AGREEMENT.
     -----------------------------

     Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period of (i) ten (10) years or (ii) five (5) years from the effective date of the Company's initial public offering, whichever is shorter.

      Notwithstanding the term of this Warrant Agreement as set forth above, the right to purchase Preferred Stock as granted shall expire, if not previously exercised, immediately upon the closing of (i) the issuance and sale of shares of Common Stock of the Company in the Company's first public offering of securities for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"), provided that net proceeds to the Company exceed $10,000,000, and provided further that the Warrantholder is afforded an opportunity to include Registrable Securities issuable upon exercise hereof in such initial Public Offering in accordance with the terms of the Company's Investors' Rights Agreement or (ii) a merger of consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (the "Merger"), provided that the holders of Warrantholder realizes a value for its shares of Preferred Stock issuable hereunder receive consideration with a value equal to or greater than $2.35 per share in such Merger. The Company shall notify the Warrantholder if the Initial Public Offering or Merger is proposed within a reasonable period of time prior to the filing of a registration statement and if the Company fails to deliver such written notice within a reasonable period of time, anything to the contrary in this Warrant Agreement notwithstanding, the rights to purchase will not expire until ten (10) business days after the Company delivers such notice to the Warrantholder. Such notice shall also contain such details of the proposed Initial Public Offering or Merger as are reasonable in the circumstances and notice that this Warrant Agreement is expected to expire upon closing thereof.

3.   EXERCISE OF THE PURCHASE RIGHTS.
     -------------------------------

     The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty-one
(21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

     The Exercise Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Warrant Stock in accordance with the following formula:

                X = Y (A - B)
                      -------
                         A

     Where:     X =  the number of shares of Warrant Stock to be issued to the
                     Warrantholder.

                Y = the number of shares of Warrant Stock requested to be exercised under this Warrant Agreement.

                A =  the fair market value of one (1) share of Warrant Stock.

                B =  the Exercise Price.

     For purposes of the above calculation, current fair market value of Warrant Stock shall mean with respect to each share of Warrant Stock:

          (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

          (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                (a) if traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a twenty-one (21) day period ending three days before the day the current fair market value of the securities is being determined; or

                (b) if actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one
          (21) day period ending three days before the day the current fair market value of the securities is being determined;

          (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Warrant Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such Warrant Stock on a common equivalent basis pursuant to such merger or acquisition.

     Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

4.   RESERVATION OF SHARES.
     ---------------------

     Authorization and Reservation of Shares.  During the term of this Warrant
     ---------------------------------------
Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of Warrant Stock to provide for the exercise of the rights to purchase Warrant Stock as provided for herein.

5.   NO FRACTIONAL SHARES OR SCRIP.
     -----------------------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore upon the basis of the Exercise Price then in effect.

6.   NO RIGHTS AS SHAREHOLDER.
     ------------------------

     This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

7.   WARRANTHOLDER REGISTRY.
     ----------------------

     The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

8.   ADJUSTMENT RIGHTS.
     -----------------

     The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

     (a) Merger and Sale of Assets.  If at any time there shall be a capital
         -------------------------
reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, other than as defined in Section 2 hereof (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of preferred stock or other securities of the successor corporation resulting from such Merger Event, equivalent in value to that which would have been issuable if Warrantholder had exercise this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible.

     (b) Reclassification of Shares.  If the Company at any time shall, by
         --------------------------
combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares.  If the Company at any time shall
         ------------------------------------
combine or subdivide its Warrant Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d) Stock Dividends.  If the Company at any time shall pay a dividend
         ---------------
payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's capital stock to the holders of outstanding shares of the Company's Warrant Stock, then the Warrantholder shall, upon exercise of this Warrant, be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefore, the amount of the Company's capital stock which would have been issuable to such Warrantholder if Warrantholder had exercised this Warrant immediately prior to the date on which holders of Warrant Stock received such dividend or distribution of the Company's capital stock.

     (e) Right to Purchase Additional Stock.  If the Company has not paid any
         ----------------------------------
Promissory Note(s) entered into pursuant to the Loan Agreement in its entirety within twelve (12) months of the Maturity Date (as defined in the applicable Promissory Note(s)), then for each additional month, or portion thereof, thereafter that the outstanding principal is not paid, Warrantholder shall have right to purchase from the Company, at the Exercise Price (adjusted as set forth herein), an additional number of shares of Warrant Stock which number shall be determined by (i) multiplying the outstanding principal amount which is due, but unpaid, by 1% and (ii) dividing the product thereof by the Exercise Price.

     (f) Antidilution Rights.  Shares of Preferred Stock issuable upon exercise
         -------------------
of this Warrant shall be entitled, with respect to such issuance or sale, to the same antidilution benefits then applicable to other shares of the Preferred Stock as set forth in its Company's Amended and Restated Articles of Incorporation (the "Charter") as amended through the time of such issue or sale. A copy of the Charter as currently in effect has been delivered to the Warrantholder. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter. Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price or the number and character of securities issuable upon exercise of this Warrant shall be made by virtue of this Section 8 to the extent that such adjustment is effected (by adjusting the conversion price of the Preferred Stock or otherwise) in accordance with the terms of the Charter. The Company will provide notice to Warrantholder of any such adjustments in accordance with the terms of the Charter (assuming, solely for purposes of such notice, that Warrantholder was currently a holder of the shares of Warrant Stock then issuable upon an exercise of this Warrant).

     (g) Notice of Adjustments.  If:  (i) the Company shall declare any dividend
         ---------------------
or distribution upon its stock, whether in cash, property, stock or other securities (excluding any dividend or distribution for which an adjustment will be made pursuant to Section 8(d); (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or by determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

     Promptly following any adjustment to the Exercise Price or the number and character of securities issuable upon exercise of this Warrant effected pursuant to this Section 8, the Company shall provide written notice of such adjustment to the Warrantholder. Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (h) Timely Notice.  Failure to timely provide such notice required by
         -------------
subsection (g) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
     --------------------------------------------------------

     (a) Reservation of Preferred Stock.  The Preferred Stock issuable upon
         ------------------------------
exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever (other than any created by Warrantholder); provided, however, that the Warrant Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Warrant Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

     (b) Due Authority.  The execution and delivery by the Company of this
         -------------
Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Warrant Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Loan Agreement and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a material default under, any material indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Loan Agreement and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

     (c) Consents and Approvals.  No consent or approval of, giving of notice
         ----------------------
to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

     (d) Issued Securities.  All issued and outstanding shares of Common Stock,
         -----------------
Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

          (i) The authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, of which 4,330,812 shares are issued and outstanding, and (B) 23,190,000 shares of Preferred Stock consisting of 19,840,000 shares designated as Series B Preferred Stock, of which 18,596,631 shares are issued and outstanding and are currently convertible into an aggregate of 6,198,876 shares of Common Stock, 2,050,000 shares designated as Series C Preferred Stock, all of which are issued and outstanding and are currently convertible into an aggregate of 683,334 shares of Common Stock, 1,300,000 shares designated Series D Preferred Stock, of which 1,242,287 shares are issued and outstanding and are currently convertible into an aggregate of 1,242,287 shares of Common Stock and 6,850,000 shares designated Series E Preferred Stock, of which 5,562,100 are issued and outstanding.

          (ii) The Company has reserved (A) 783,560 shares of Common Stock under its 1997 Stock Option Plan and (B) 2,601,901 shares of Common Stock under its 1998 Equity Incentive Plan. Except for (i) 22,222 shares of Common Stock issuable to Venture Lending & Leasing, Inc. ("VLLI"), in respect of
     Section 4.2(c) of that certain warrant issued to VLLI on January 30, 1997 and 36,144 shares of Common Stock issuable to VLLI in respect of Section 4.2(c) of that certain warrant also issued to VLLI on January 30, 1997,
     (ii) the conversion privileges of the Series B Preferred, the Series C Preferred and the Series D Preferred, (iii) the shares of Common Stock reserved for issuance under the Company's 1997 Stock Option Plan and 1998 Equity Incentive Plan, (iv) the right of first offer provided in Section 3 of that certain Investors' Rights Agreement dated April 1, 1998 by and among the Company and the persons and entities listed on Exhibit A thereto, and (v) the right of first refusal in Section 8.7 of the Bylaws of the Company with respect to transfers of shares of the company's capital stock, there are no other options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company.

     (e) Insurance.  The Company has in full force and effect insurance
         ---------
policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (f) Other Commitments to Register Securities.  Except as set forth in the
         ----------------------------------------
Company's Investors' Rights Agreement as amended, a copy of which has been provided to Warrantholder, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (g) Exempt Transaction.  Subject to the accuracy of the Warrantholder's
         ------------------
representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

     (h) Compliance with Rule 144.  At the written request of the Warrantholder,
         ------------------------
who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

10.  REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
     --------------------------------------------------

     This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

     (a) Investment Purpose.  Each of the right to acquire the Warrant Stock
         ------------------
issuable upon exercise of the Warrantholder's rights contained herein, the Warrant Stock and any securities issuable upon the conversion of the Warrant Stock (collectively, the "Warrant Securities"), is and will be acquired for investment for Warrantholder's own account and not with a view to the sale or distribution of any part thereof. The Warrantholder has not present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue.  The Warrantholder understands (i) that the Warrant
         -------------
Securities are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10. At no time was Warrantholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Warrant Securities.

     (c) Disposition of Warrantholder's Rights.  In no event will the
         -------------------------------------
Warrantholder make a disposition of any of the Warrant Securities unless and until (i) it shall have notified the Company of the proposed disposition, and
(ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the Warrant Securities do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular Warrant Security when
(1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of Warrant Securities then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or Warrant Securities not bearing any restrictive legend.

     (d) Financial Risk.  The Warrantholder has such knowledge and experience in
         --------------
financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment, and has the capacity to protect its own interests in connection with the purchase of the Warrant Securities.

     (e) Risk of No Registration.  The Warrantholder understands that if the
         -----------------------
Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1934 Act (the "1934 Act"), or file reports pursuant to
Section 15(d), of the "1934 Act", or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell Warrant Securities, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of Warrant Securities which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     (f) Accredited Investor.  Warrantholder is an "accredited investor" within
         -------------------
the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

11.  REQUESTS FOR REGISTRATION.
     -------------------------

     The Company and the initial Warrantholder will enter into an Amendment to Investors' Rights Agreement in the form attached hereto as Exhibit IV to provide the initial Warrantholder with certain registration rights in accordance with the terms of the Company's existing Investors' Rights Agreement.

12.  TRANSFERS.
     ---------

     Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice") together with representations to the Company from the transferee in form reasonably acceptable to the Company and in substance similar to the representations made by Warrantholder in Section 10, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

13.  MISCELLANEOUS.
     -------------

     (a) Effective Date.  The provisions of this Warrant Agreement shall be
         --------------
construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees.  In any litigation, arbitration or court proceeding
         ---------------
between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law.  This Warrant Agreement shall be governed by and
         -------------
construed for all purposes under and in accordance with the laws of the State of California, provided, however, to the extent the value of this Warrant Agreement is considered additional consideration under the Loan Agreement for purposes of construing the usury laws, the issue shall be governed by Illinois law.

     (d) Counterparts.  This Warrant Agreement may be executed in two or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Notices.  Any notice required or permitted hereunder shall be given in
         -------
writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or seven (7) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, Attention: Venture Lease Administration, cc: Legal Department, Attention: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847) 518-5088) and (ii) to the Company at 166-B
Baypointe Parkway, San Jose, California 95134, Attention: Chief Financial Officer, cc: Mark C. Stevens, Esq., Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306 (and/or if by facsimile, (408) 965-2665 and (650) 494-1417) or at such other address as any such party may subsequently designate by written notice to the other party.

     (f) Remedies.  In the event of any default hereunder, the non-defaulting
         --------
party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

     (g) No Impairment of Rights.  The Company will not avoid or seek to avoid
         -----------------------
the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     (h) Survival.  The representations, warranties, covenants and conditions of
         --------
the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability.  In the event any one or more of the provisions of this
         ------------
Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

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


     (j) Amendments. Any provision of this Warrant Agreement may be amended by a
         ----------
written instrument signed by the Company and by the Warrantholder.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

     Company:                     OPTICAL NETWORKS, INCORPORATED



                                  By: /s/ Terrence J. Schmid
                                     ------------------------------------------

                                  Title:     CFO
                                        ---------------------------------------

     Warrantholder:               COMDISCO, INC.



                                  By: /s/ James P. Labe
                                     ------------------------------------------

                                  Title: President, Comdisco Ventures Division
                                        ---------------------------------------


                                       8